Exhibit 10.3.1

SUPPLEMENTAL CONFIRMATION

To:	Genzyme Corporation 500 Kendall Street, Cambridge, MA 02142

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:	SDB 1631 855 313

Date:	June 17, 2010

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Genzyme Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 17, 2010 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	June 17, 2010

Forward Price Adjustment Amount:	USD [**]

Calculation Period Start Date:	June 18, 2010

Scheduled Termination Date:	October 18, 2010

First Acceleration Date:	[**]

Prepayment Amount:	USD1,000,000,000

Prepayment Date:	June 22, 2010

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Initial Shares:

15,555,123 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire, and GS&Co. shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction to which this Supplemental Confirmation relates pursuant to this paragraph shall be the “Initial Shares” for the purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	June 22, 2010

Additional Relevant Days:	The ten (10) Exchange Business Days immediately following the Calculation Period.

Other:	GS&Co. is paying a fee to another broker-dealer in connection with this Transaction. Details are available upon request.

3.             Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs, except as otherwise disclosed to GS&Co..

4.             This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

		By:	/s/ Neasa Doyle
Authorized Signatory Vice President
Name Neasa Doyle

Agreed and Accepted By:

GENZYME CORPORATION

By:	/s/ Michael S. Wyzga
Name:	Michael S. Wyzga
Title:	Executive Vice President and Chief Financial Officer

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.